Filed Pursuant to Rule 424(b)(5)
Registration No. 333-197464

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2014

Preliminary Prospectus Supplement

(To prospectus dated July 16, 2014)

$325,000,000

Common Stock

Receptos, Inc. is offering $325,000,000 of shares of our common stock.

Our common stock is listed on The NASDAQ Global Market under the symbol “RCPT.” On November 14, 2014, the last reported sale price of our common stock on The NASDAQ Global Market was $106.55 per share.

The underwriters have an option to purchase a maximum of $48,750,000 of additional shares of common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Receptos
Per Share	$	$	$
Total	$	$	$

(1)	We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting.”

Delivery of the shares of common stock will be made on or about November     , 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse	Leerink Partners

Evercore ISI	BMO Capital Markets

Wedbush PacGrow Life Sciences	Nomura

The date of this prospectus supplement is November     , 2014

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which provides the specific details regarding the shares of our common stock that we are selling in this offering and also adds to and updates information in or incorporated by reference into the accompanying prospectus. The second part is the base prospectus dated July 16, 2014, included in our registration statement on Form S-3 ASR (SEC File No. 333-197464), which provides a general description of the securities we may offer from time to time under that registration statement. When we refer to this “prospectus,” we are generally referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompany prospectus or any document incorporated by reference into this prospectus, on the other hand, you should rely on this prospectus supplement unless the document incorporated by reference has a later date than this prospectus supplement, in which case you should rely on the document with a later date.

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC. Under the shelf registration process, we may offer from time to time various securities, of which this offering of shares of our common stock is a part. Such registration statement also includes exhibits that provide more detail on the matters discussed in this prospectus supplement and the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus, the exhibits filed with the SEC, and any applicable free writing prospectus, together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” before making your investment decision.

Neither we nor the underwriters have authorized anyone to provide you with information different from or in addition to that contained or incorporated by reference in this prospectus supplement, any amendment or supplement to this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf. Neither we nor the underwriters take any responsibility for, and can provide no assurances as to the reliability of, any information other than the information contained or incorporated by reference in the foregoing documents. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus supplement includes industry data and forecasts that we obtained from internal company surveys, publicly available information and industry publications and surveys. Our internal research and forecasts are based on management’s understanding of industry conditions, and such information has not been verified by independent sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable.

In this prospectus supplement, “the Company,” “Receptos,” “we,” “us,” and “our” refer to Receptos, Inc. and its subsidiaries on a consolidated basis. This prospectus supplement also contains trademarks and trade names that are the property of their respective owners.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering, and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. Because this is only a summary, you should read the rest of this prospectus supplement, the accompanying prospectus, and our financial statements and related notes and the other information we incorporate by reference before you invest in our common stock. Read this entire prospectus supplement carefully, especially the risks described under the section entitled “Risk Factors” and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 incorporated herein by reference.

Overview

We are a biopharmaceutical company focused on discovering, developing and commercializing innovative therapeutics in immune disorders. Our product candidates span three distinct specialty disease areas. We are developing our lead asset, RPC1063, as an oral therapy for the treatment of Relapsing Multiple Sclerosis (RMS) and Inflammatory Bowel Disease (IBD), which consists of Ulcerative Colitis (UC) and Crohn’s Disease (CD). We are developing our second asset, RPC4046, for the treatment of an allergic/immune-mediated disorder, Eosinophilic Esophagitis (EoE), which is an Orphan Disease. Our strategy is to develop best-in-class (by mechanism of action) drug candidates and selectively pursue first-in-class (based on projected timing of approval) market positions. The mechanism of action for each of our product candidates has been validated in one or more immunology indications. RPC1063 was selected for pharmaceutic properties with potential to demonstrate best-in-class differentiation in RMS. In IBD and EoE, our product candidates RPC1063 and RPC4046, respectively, have the potential to be the first in their respective classes to be approved.

RPC1063, which impacts the immune system by modulating an important G protein-coupled receptor (GPCR) known as the sphingosine 1-phosphate 1 receptor (S1P1R), a member of the sphingosine 1-phosphate receptor (S1PR) family of receptors, is currently being tested in an accelerated design, randomized Phase 2/3 study called RADIANCE for the treatment of RMS. In June 2014, we announced on a top-line basis that the Phase 2 portion of RADIANCE met its primary endpoint of reduction in the cumulative number of total gadolinium enhancing (GdE) lesions (or areas of injury or disease in the brain highlighted by a contrast medium) as determined by magnetic resonance imaging (MRI) from week 12 to week 24 of study treatment, a standard endpoint for Phase 2 trials in RMS. In September 2014, we presented more detailed data from the Phase 2 portion of RADIANCE at a late breaker oral podium presentation at MS Boston 2014, a joint meeting of Americas Committee for Treatment and Research in Multiple Sclerosis (ACTRIMS) and European Committee for Treatment and Research in Multiple Sclerosis (ECTRIMS).

The Phase 2 portion of RADIANCE was a randomized, double-blind study assessing the efficacy, safety and tolerability of two orally administered doses (0.5mg and 1.0mg) of RPC1063 against placebo in 258 patients with RMS across 77 sites in 13 countries. Approximately 98% of patients completed the 24-week treatment period. Patients on RPC1063 experienced a statistically significant reduction in GdE lesions of 86% at both the 0.5mg and 1.0mg doses compared to patients on placebo, with p-values of less than 0.0001 for each dose group compared to placebo. RPC1063 demonstrated pharmacodynamic activity, as measured by peripheral lymphocyte count reduction, consistent with data from other agents with similar mechanisms of action on the market or in clinical development. Results from the Phase 2 portion of RADIANCE relative to secondary endpoints measuring effects on other MRI parameters were also positive and statistically significant, with p-values of less than 0.0001 for each dose group compared to placebo. Although the Phase 2 portion of RADIANCE was not powered to detect a statistically significant difference between RPC1063 treatment arms and placebo on annualized relapse rate (ARR), which is a standard endpoint for Phase 3 trials in RMS, there was a favorable trend for both RPC1063 dose groups. We believe that safety and tolerability data from the Phase 2 portion of

RADIANCE provide support for a differentiated, potential best-in-class profile, including (i) an overall adverse event profile which appeared relatively similar between the RPC1063 dose groups and placebo with no concerning safety signals for patients receiving RPC1063, (ii) first dose changes in heart rate in patients receiving RPC1063 that were generally modest (maximum mean reduction of less than two beats per minute compared to baseline) with no patients dropping below 45 beats per minute during the first six hours after administration, which is consistent with the findings of our earlier Phase 1 thorough QT/QTc (TQT) study, and (iii) rates of liver transaminase elevations observed in patients receiving RPC1063 that were low relative to agents with similar mechanisms of action on the market or in clinical development, and supportive of a favorable hepatic safety profile.

We initiated the Phase 3 portion of RADIANCE in December 2013 and continue to enroll patients. The Phase 3 portion of RADIANCE, which is targeted to enroll up to 1,200 patients, is a randomized, double-blind, double-dummy comparison of RPC1063 to an active control in patients with RMS. Patients are receiving one of two oral daily doses of RPC1063 (0.5 mg or 1.0 mg) or a weekly injection of interferon beta-1a (Avonex® 30 µg), and the primary objective is to assess whether RPC1063 is superior to Avonex® in reducing ARR at the end of month 24 of treatment in patients with RMS. Our accelerated Phase 2/3 design for RADIANCE allowed us to eliminate a potentially lengthy period of time between completing enrollment for the Phase 2 portion and initiating enrollment for the Phase 3 portion. We have obtained Special Protocol Assessment (SPA) agreement from the US Food and Drug Administration (FDA) on our clinical trial design for the Phase 3 portion of RADIANCE. We have also obtained an SPA for a second RMS Phase 3 study, which we plan to initiate in the first half of 2015, where the primary objective will be to assess whether RPC1063 is superior to Avonex® in reducing ARR at the end of month 12 of treatment in patients with RMS. Early in 2014 we sought scientific advice from the European Medicines Agency (EMA) regarding the adequacy of the Phase 3 portion of RADIANCE and our second planned RMS Phase 3 study, as well as the overall development program in support of a future marketing authorization application (MAA). The EMA raised no major objections regarding the design of such Phase 3 clinical trials and indicated that with minor adjustments, the proposed development program would be sufficient to support an MAA in the European Union.

RPC1063 is also being tested in a randomized Phase 2 study called TOUCHSTONE for the treatment of UC, a gastrointestinal (GI) disease affecting a well-defined subset of IBD patients. The randomized, double-blind, placebo-controlled trial is assessing the efficacy, safety and tolerability of two orally administered doses (0.5 mg and 1 mg) of RPC1063 against placebo in 199 patients with UC across 57 sites in 13 countries. On October 27, 2014, we announced on a top-line basis that, with respect to the eight-week induction period, TOUCHSTONE met its primary endpoint and all secondary endpoints with statistical significance in patients on the 1 mg dose. The primary endpoint, the proportion of patients in clinical remission at week eight as defined by the industry standard Mayo scoring criteria, was achieved by 16.4% of patients on the 1 mg dose of RPC1063, as compared to 6.2% of patients on placebo, which was statistically significant (p<0.05). In the low dose group (0.5 mg), 13.8% of patients achieved clinical remission, which was not statistically significantly different from the placebo group. All secondary endpoints at week eight, including clinical response, change in the Mayo score and mucosal improvement on endoscopy, were also positive and statistically significant for the 1 mg dose. For the 1 mg dose, 58.2% of patients achieved clinical response as compared to 36.9% of patients on placebo (p<0.05). Trends were observed for all secondary efficacy endpoints for the 0.5 mg dose group that appeared to demonstrate evidence of a dose response. The overall safety and tolerability profile of RPC1063 appeared consistent with the results of the Phase 2 portion of RADIANCE. RPC1063 was generally well tolerated, and the incidence of adverse events across the active treatment groups and placebo appeared to be similar. Most adverse events were either mild or moderate in nature, and there appeared to be no concerning signals in the adverse events of special interest, including cardiac and hepatic safety profiles. With regard to the cardiovascular profile, first dose mean changes in heart rate in patients receiving RPC1063 were generally modest during the first six hours after administration, which is consistent with the findings of the Phase 2 portion of RADIANCE as well as our earlier TQT study. Rates of liver transaminase elevations observed in patients receiving RPC1063 were low and consistent with the Phase 2 portion of RADIANCE. We expect to present more detailed data from the eight-week induction period of TOUCHSTONE at a major scientific meeting in the first half of 2015.

Patients who achieved a clinical benefit after the eight-week induction period of TOUCHSTONE were eligible to enter into the maintenance phase of the trial. In the maintenance phase, efficacy will be measured for the RPC1063 and placebo groups after 24 weeks of additional treatment as an exploratory analysis. Top-line results for the maintenance phase of TOUCHSTONE, which will include a comparison of the overall safety and tolerability of RPC1063 versus placebo for the duration of the trial, are expected to be available in the second half of 2015. The FDA has indicated that if the results of the study are statistically and clinically persuasive, TOUCHSTONE could be considered as a Phase3 study for RPC1063 in UC and the balance of our registration program could be supported by a single additional Phase 3 induction of clinical remission efficacy study accompanied by a Phase 3 maintenance of clinical remission study. However, we have not requested an SPA with respect to TOUCHSTONE, and the FDA could change its view even if the study achieves statistically and clinically persuasive results. Given the lack of disease-modifying oral therapeutics in late-stage development for IBD, we believe RPC1063 could potentially represent the best orally administered therapy for IBD and effect a paradigm shift in IBD treatment similar to the impact on RMS treatment dynamics caused by the market entry of Novartis’ Gilenya® (fingolimod), a non-selective S1PR modulator which was launched in 2010 and achieved worldwide sales of approximately $1.9 billion in 2013. We intend to move forward in 2015 with a Phase 3 trial of RPC1063 in UC as well as a Phase 2 study of RPC1063 in CD. In addition, we believe that RPC1063 may have promise in other therapeutic areas and we intend to explore other autoimmune indications where RPC1063 may provide utility.

Our second asset, RPC4046, builds upon our core competencies in immunology and GI diseases. In-licensed from AbbVie Bahamas Ltd. and AbbVie Inc., RPC4046 is a monoclonal antibody directed against the interleukin-13 (IL-13) target, which has been validated in Asthma, a predominantly allergic/immune-mediated disorder. We are testing RPC4046 in a Phase 2 trial called HEROES for the treatment of EoE, an Orphan-designated GI disease of high unmet need with no current FDA-approved therapy. We commenced enrollment for HEROES in September 2014, with the first patient treated in October 2014, and we anticipate that top-line results from the Phase 2 trial will be available in the first half of 2016.

Our research efforts include a preclinical program developing oral, small molecule, positive allosteric modulators (PAMs) of the glucagon-like peptide-1 receptor (GLP-1R) for the treatment of Type 2 Diabetes. Allosteric modulators bind the protein receptor at a site distinct from the receptor’s natural binding partner (ligand), and positive allosteric modulators of the GLP-1R enhance the activity between the GLP-1R and its natural binding partner. We plan to commence IND-enabling studies for this program in 2015. We have previously entered into several collaborative, cash-flow positive arrangements to leverage our proprietary GPCR structure-based drug design technology platform.

We retain full development and commercial rights to RPC1063. We may seek a development and commercial partner for RPC1063 to offset risk and preserve capital, although we intend to retain key development and commercialization rights. We believe retaining this strategic flexibility will help us to maximize stockholder value. If we are successful in developing RPC1063 and/or RPC4046, we may elect to build a targeted specialty sales force.

Our Pipeline

Note: All dates represent Company expectations. Actual timing may vary.

Risks Relating to Our Business

We are a clinical-stage biopharmaceutical company, and our business and ability to execute our business strategy are subject to a number of risks of which you should be aware before you decide to buy our common stock. In particular, you should consider the following risks, which are discussed more fully in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 incorporated herein by reference:

•	we have never been profitable, we have no products approved for commercial sale, and to date we have not generated any revenue from product sales;

•	we may require substantial additional funding beyond the net proceeds from this contemplated offering to continue and complete the development and commercialization of our product candidates, and such funding may not be available on acceptable terms, or at all;

•	our product candidates may not have favorable results in ongoing or future clinical trials, which would adversely affect our ability to obtain a partner for any such product candidate and delay, limit or halt further development;

•	we may be subject to delays in our clinical trials, which could result in increased costs, limit our access to funding and delay or limit our ability to obtain regulatory approval for our product candidates;

•	we may be unable to demonstrate sufficient differentiation in the efficacy and/or safety profile of our product candidates compared to existing or future competitive products;

•	our product candidates may not receive regulatory approval in a timely manner, or at all;

•	we have never commercialized any of our product candidates and our products, even if approved, may not be accepted by healthcare providers or healthcare payors;

•	our development strategy relies upon data and other results obtained by third parties that may prove to be inaccurate, unreliable or inapplicable to our product candidates, which may cause us to make inaccurate assumptions and conclusions;

•	we may be unable to maintain and protect our intellectual property assets, which could impair the advancement of our pipeline and commercial opportunities; and

•	the patents of others may have an adverse effect on our business.

Implications of Being an Emerging Growth Company

We currently qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and will remain so until January 1, 2015, when we will be deemed a “large accelerated filer” under the rules of the SEC. As an emerging growth company we have taken, and to the extent available may continue to take, advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Corporate Information

We were incorporated in the State of Delaware in 2008 under the name “Receptor Pharmaceuticals, Inc.” and changed our name to Receptos, Inc. in 2009. Our principal executive offices are located at 10835 Road to the Cure, Suite 205, San Diego, California 92121, and our telephone number is: (858) 652-5700. Our website address is www.receptos.com. We do not incorporate the information on, or accessible through, our website into this prospectus supplement, and you should not consider any information on, or accessible through, our website as part of this prospectus supplement.

The Offering

Common stock offered by us	$325,000,000 of shares

Common stock to be outstanding immediately after this offering	30,409,575 shares

Option to purchase additional shares	The underwriters have a 30-day option to purchase up to $48,750,000 of additional shares of common stock.

Use of proceeds	We intend to use the net proceeds received by us from this offering to fund continued development of our product candidate RPC1063 in ongoing and planned clinical trials for Relapsing Multiple Sclerosis, Ulcerative Colitis and Crohn’s Disease, continued development of our in-licensed product candidate RPC4046 in an ongoing clinical trial for Eosinophilic Esophagitis, ongoing preclinical and research programs, and working capital and other general corporate purposes. See “Use of Proceeds” beginning on page S-11.

Risk factors	See “Risk Factors” beginning on page S-7 of this prospectus supplement, as well as those “Risk Factors” incorporated by reference into this prospectus supplement, for a discussion of factors you should consider carefully before deciding to invest in our common stock.

NASDAQ Global Market symbol	“RCPT”

The number of shares of common stock that will be outstanding after this offering is based on 27,359,364 shares outstanding as of October 31, 2014, and assumes the sale of $325,000,000 of shares of common stock (based on an assumed sale of 3,050,211 shares at an assumed public offering price of $106.55 per share, the last reported sale price of our common stock on The NASDAQ Global Market on November 14, 2014). This number of shares excludes:

•	1,943,293 shares of common stock issuable upon the exercise of options outstanding as of October 31, 2014 at a weighted-average exercise price of $25.13 per share;

•	2,089 shares of common stock issuable upon the settlement of restricted stock units outstanding as of October 31, 2014;

•	358,966 shares of common stock reserved for future issuance under our 2013 Stock Incentive Plan (2013 Stock Plan) as of October 31, 2014, plus any future increases in the number of shares of common stock reserved for issuance under the 2013 Stock Plan pursuant to the evergreen provision of the 2013 Stock Plan; and

•	343,496 shares of common stock reserved for future issuance under our 2013 Employee Stock Purchase Plan, or ESPP, as of October 31, 2014, plus any future increases in the number of shares of common stock reserved for issuance under the ESPP pursuant to the evergreen provision of the ESPP.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of common stock.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, each of which is incorporated by reference herein, together with the other information set forth or incorporated by reference in this prospectus supplement, including our financial statements and the related notes, before making your decision to invest in shares of our common stock. We cannot assure you that any of the events discussed in the risk factors will not occur. These risks could have a material and adverse impact on our business, results of operations, financial condition and growth prospects. If that were to happen, the trading price of our common stock could decline, and you could lose all or part of your investment.

This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below or incorporated by reference in this prospectus supplement. See “Information Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds from this offering and our existing cash and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering as well as our existing cash, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

Our principal stockholders and management will continue to own a significant percentage of our stock after this offering and will be able to exert significant control over matters subject to stockholder approval.

As of October 31, 2014, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially owned approximately 19.4% of our stock and, upon the closing of this offering assuming the sale of 3,050,211 shares in this offering, that same group will hold approximately 17.4% of our outstanding stock. Therefore, even after this offering these stockholders will have the ability to influence us through this ownership position. These stockholders may be able to determine or significantly influence all matters requiring stockholder approval. For example, these stockholders may be able to control or significantly influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders.

If you purchase our common stock in this offering, because the public offering price of our common stock will be substantially higher than our as adjusted net tangible book value per share following this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing common stock in this offering will pay a price per share that substantially exceeds the net tangible book value per share as of September 30, 2014. Net tangible book value is our tangible assets after subtracting our liabilities. As a result, assuming the sale of 3,050,211 shares in this offering, investors purchasing common stock in this offering will incur immediate dilution of $86.87 per share, based on the difference between the assumed public offering price of $106.55 per share and the as adjusted net tangible book value per share of our outstanding common stock as of September 30, 2014.

This dilution is due to our investors who purchased shares prior to this offering having paid substantially less than the price offered to the public in this offering when they purchased their shares. In addition, as of October 31, 2014, restricted stock units for 2,089 shares of our common stock, as well as options to purchase 1,943,293 shares of our common stock at a weighted-average exercise price of $25.13 per share were outstanding. The exercise of any of these options or settlement of the restricted stock units would result in additional dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we may need to raise additional capital to fund our clinical development programs, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock.

These future issuances of common stock or common stock-related securities, together with the exercise of outstanding options, the settlement of outstanding restricted stock units and any additional shares issued in connection with acquisitions, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.

We, along with our directors, executive officers and certain of our principal stockholders, have agreed that for a period of 90 days after the date of this prospectus, subject to specified exceptions, we or they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock. This 90-day lock-up period affects approximately 3,566,355 shares as of the date of this prospectus. Sales of stock by any of our directors, executive management team or principal stockholders could have a material adverse effect on the trading price of our common stock.

Certain holders of shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act. Registration of these shares under the Securities Act would result in the shares becoming freely tradable without restriction under the Securities Act, except for shares purchased by affiliates. Any sales of securities by these stockholders could have a material adverse effect on the trading price of our common stock.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated herein by reference include forward-looking statements. All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect” or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. We discuss some of these risks, uncertainties and assumptions in greater detail in this prospectus supplement under the heading “Risk Factors,” and additional cautionary statements or discussions of risks, uncertainties and assumptions that could affect our results or the achievement of the expectations described in forward-looking statements are also contained in the documents we incorporate by reference into this prospectus supplement, specifically our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the initiation, cost, timing, progress and results of our research and development activities, including preclinical and clinical studies;

•	our ability to obtain and maintain regulatory approval of RPC1063, RPC4046 and any of our other future product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

•	our ability to obtain funding for our operations;

•	our plans to research, develop and commercialize our product candidates;

•	our ability to enter into collaboration agreements to pursue the development, regulatory approval and commercialization of our product candidates;

•	our collaboration partners’ election to pursue development and commercialization;

•	our ability, and the ability of our in-licensors, to obtain and maintain intellectual property protection for our product candidates;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	our ability to successfully commercialize our product candidates, if approved;

•	the rate and degree of market acceptance of our product candidates, if approved;

•	our ability to develop sales and marketing capabilities, whether alone or with potential collaborators, to commercialize our product candidates, if approved;

•	regulatory developments in the US and foreign countries;

•	the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers and manufacturers;

•	the development, regulatory approval and commercial success of competing therapies;

•	our ability to retain key scientific or management personnel;

•	our use of cash and other resources, including the net proceeds from this offering; and

•	the accuracy of our estimates regarding expenses, future revenues, capital requirements and need for additional financing.

Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus supplement speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this prospectus supplement to confirm these statements to actual results or revised expectations.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares of our common stock that we are selling in this offering will be approximately $311.3 million after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters’ option to purchase additional shares from us is exercised in full, we estimate that we will receive additional net proceeds of approximately $46.8 million.

Assuming we sell 3,050,211 shares of our common stock in this offering (which reflects the sale of $325.0 million of shares of common stock at an assumed public offering price of $106.55 per share, the last reported sale price of our common stock on The NASDAQ Global Market on November 14, 2014), a $1.00 increase (decrease) in the assumed public offering price would increase (decrease) the net proceeds to us by approximately $2.9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares we are offering from the assumed number set forth above. Each increase (decrease) of 1.0 million shares in the number of shares offered by us would increase (decrease) the net proceeds to us by $102.3 million, assuming a public offering price of $106.55 per share (the last reported sale price of our common stock on The NASDAQ Global Market on November 14, 2014), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds received by us from this offering to fund continued development of our product candidate RPC1063 in ongoing and planned clinical trials for RMS, UC and CD, continued development of our in-licensed product candidate RPC4046 in an ongoing clinical trial for EoE, ongoing preclinical and research programs, and working capital and other general corporate purposes. We also expect to use our existing cash and cash equivalents for the foregoing purposes.

We may also use a portion of the net proceeds for capital expenditures or for acquisitions, in-licensing or investments in businesses, products or technologies that are complementary to our own. Although we currently have no material agreements or commitments with respect to acquisitions, we evaluate acquisition opportunities and engage in related discussions from time to time.

Although it is difficult to predict future liquidity requirements, we believe that the net proceeds from this offering and our existing cash and cash equivalents and short-term investments, together with interest thereon, will be sufficient to fund our operations for at least the next 12 months. While the proceeds from the existing offering and our existing cash, cash equivalents and short-term investments are expected to be sufficient, based upon our ongoing and currently planned trials, to fund the advanced clinical development of RPC1063 for RMS, such proceeds and resources may not be sufficient to complete the advanced clinical development of any of our other product candidates or, if applicable, to prepare for commercializing any product candidate which receives approval. Accordingly, we may continue to require substantial additional capital beyond the expected proceeds of this offering to continue our clinical development and potential commercialization activities. Because successful development of our product candidates is uncertain, we are unable to estimate the actual funds we will require to complete research and development and commercialize our products under development.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures depend on numerous factors, including the ongoing status of and results from clinical trials and other studies, as well as any strategic collaborations that we may enter into with third parties for our product candidates and any unforeseen cash needs. We cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above or specify with certainty the uses for the net proceeds to be received by us from this offering. Accordingly, our management team will have broad discretion in using the net proceeds to be received by us from this offering. Pending the use of proceeds from this offering as described above, we plan to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the US government.

PRICE RANGE OF OUR COMMON STOCK

Our common stock has been listed on The NASDAQ Global Market since May 8, 2013 under the symbol “RCPT.” Prior to that date, there was no public market for our common stock. Our initial public offering was priced at $14.00 per share on May 8, 2013.

On November 14, 2014, the closing price for our common stock as reported on The NASDAQ Global Market was $106.55 per share. The following table sets forth the ranges of high and low sales prices per share of our common stock as reported on The NASDAQ Global Market for the period indicated. Such quotations represent inter-dealer prices without retail markup, markdown or commission and may not necessarily represent actual transactions.

	High	Low
Year Ended December 31, 2013
Second Quarter (from May 8, 2013)	$25.00	$13.00
Third Quarter	29.03	15.21
Fourth Quarter	35.26	20.90
Year Ending December 31, 2014
First Quarter	55.00	28.20
Second Quarter	43.96	24.53
Third Quarter	67.35	33.52
Fourth Quarter (through November 14, 2014)	112.70	58.51

As of October 31, 2014, there were approximately 45 stockholders of record, which excludes stockholders whose shares were held in nominee or street name by brokers. The actual number of common stockholders is greater than the number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our board of directors and will be dependent on a number of factors, including our earnings, capital requirements and overall financial condition.

CAPITALIZATION

The following table sets forth our cash, cash equivalents and short-term investments and capitalization as of September 30, 2014, as follows:

•	on an actual basis as of September 30, 2014;

•	on an as adjusted basis to reflect our receipt of the net proceeds from the sale of $325.0 million of shares of our common stock in this offering (based on an assumed sale of 3,050,211 shares at the assumed public offering price of $106.55 per share, which is the last reported sale price of our common stock on The NASDAQ Global Market on November 14, 2014), after deducting estimated underwriting discounts and commissions and estimated expenses payable by us.

You should read this table together with the information contained in our financial statements and related notes incorporated by reference in this prospectus supplement.

	As of September 30, 2014
	Actual	As Adjusted(1)
	(In thousands, except per share data) (Unaudited)
Cash, cash equivalents and short-term investments	$302,857	$614,111

Stockholders’ equity:
Preferred stock, par value $0.001 per share; 10,000 shares authorized; no shares issued or outstanding, actual or as adjusted	—	—
Common stock, par value $0.001 per share; 200,000 shares authorized; 27,353 shares issued and outstanding, actual and 30,402 shares issued and outstanding, as adjusted	27	30
Additional paid-in capital	459,983	771,233
Accumulated other comprehensive loss	(80)	(80)
Accumulated deficit	(172,728)	(172,728)

Total stockholders’ equity	287,202	598,456

Total capitalization	$287,202	$598,456

(1)	Assuming we sell 3,050,211 shares of our common stock in this offering (which reflects the sale of $325.0 million of shares of common stock at an assumed public offering price of $106.55 per share, the last reported sale price of our common stock on The NASDAQ Global Market on November 14, 2014), a $1.00 increase (decrease) in the assumed public offering price would increase (decrease) each of cash, cash equivalents and short-term investments, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $2.9 million, after deducting underwriting discounts and commissions and estimated expenses payable by us. We may also increase or decrease the number of shares we are offering from the assumed number set forth above. Each increase (decrease) of 1.0 million shares in the assumed number of shares of common stock offered by us would increase (decrease) each of cash, cash equivalents and short-term investments, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $102.3 million, assuming a public offering price of $106.55 per share (the last reported sale price of our common stock on The NASDAQ Global Market on November 14, 2014), and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price, the number of shares we sell in this offering and other terms of this offering.

If the underwriters’ option to purchase additional shares is exercised in full, as adjusted as of September 30, 2014, each of cash, cash equivalents and short-term investments and total stockholders’ equity would increase by approximately $46.8 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and shares issued and outstanding would increase by 457,531 (based on an assumed sale of 457,531 additional shares at an assumed public offering price of $106.55 per share, which is the last reported sale price of our common stock on The NASDAQ Global Market on November 14, 2014).

The number of shares of common stock that will be outstanding after this offering excludes:

•	1,921,021 shares of common stock issuable upon the exercise of options outstanding as of September 30, 2014, at a weighted-average exercise price of $24.33 per share;

•	2,089 shares of common stock issuable upon the settlement of restricted stock units outstanding as of September 30, 2014;

•	387,872 shares of common stock reserved for future issuance under the 2013 Stock Plan as of September 30, 2014, plus any future increases in the number of shares of common stock reserved for issuance under the 2013 Stock Plan pursuant to the evergreen provision of the 2013 Stock Plan; and

•	343,496 shares of common stock reserved for future issuance under the ESPP as of September 30, 2014, plus any future increases in the number of shares of common stock reserved for issuance under the ESPP pursuant to the evergreen provision of the ESPP.

DILUTION

If you purchase our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

The historical net tangible book value of our common stock as of September 30, 2014 was approximately $287.2 million, or approximately $10.50 per share, based on the number of shares of common stock outstanding as of September 30, 2014. Historical net tangible book value per share is determined by dividing the number of shares of common stock outstanding as of September 30, 2014 into our total tangible assets (total assets less intangible assets) less total liabilities. As of September 30, 2014, we had $0.1 million in intangible assets.

After giving effect to our sale of $325.0 million of shares of common stock in this offering (based on an assumed sale of 3,050,211 shares at an assumed public offering price of $106.55 per share, which is the last reported sale price of our common stock on The NASDAQ Global Market on November 14, 2014), and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2014 would have been approximately $598.5 million, or $19.68 per share of common stock. This represents an immediate increase in net tangible book value of $9.18 per share to existing stockholders and an immediate dilution of $86.87 per share to new investors purchasing shares in this offering. The following table illustrates this dilution:

Assumed public offering price per share		$106.55
Historical net tangible book value per share as of September 30, 2014	$10.50
Increase in net tangible book value per share attributable to new investors	9.18

As adjusted net tangible book value per share after this offering		19.68

Dilution per share to new investors in this offering		$86.87

Assuming we sell 3,050,211 shares of our common stock in this offering (which reflects the sale of $325.0 million of shares of common stock at an assumed public offering price of $106.55 per share, the last reported sale price of our common stock on The NASDAQ Global Market on November 14, 2014), a $1.00 increase in the assumed public offering price would increase our as adjusted net tangible book value by approximately $2.9 million, or approximately $0.10 per share, and the dilution per share to investors in this offering by approximately $0.90, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A $1.00 decrease in the assumed public offering price would decrease our as adjusted net tangible book value by approximately $2.9, or approximately $0.09 per share, and the dilution per share to investors in this offering by approximately $0.91. We may also increase or decrease the number of shares we are offering from the assumed number set forth above. Each increase of 1.0 million shares in the number of shares offered by us would increase our as adjusted net tangible book value by approximately $102.3 million, or $2.64 per share, and the dilution per share to investors in this offering would decrease by $2.64. Similarly, a decrease of 1.0 million shares in the number of shares offered by us would decrease our as adjusted net tangible book value by approximately $102.3 million, or $2.80 per share, and the dilution per share to investors in this offering would increase by $2.80. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price, the number of shares we sell in this offering and other terms of this offering.

If the underwriters’ option to purchase $48.8 million of additional shares from us is exercised in full (based on an assumed sale of 457,531 additional shares at an assumed public offering price of $106.55 per share, which is the last reported sale price of our common stock on The NASDAQ Global Market on November 14, 2014), the as adjusted net tangible book value per share after this offering would be $20.91 per share, the increase in as adjusted net tangible book value per share to existing stockholders would be $10.41 per share and the dilution to new investors purchasing shares in this offering would be $85.64 per share.

To the extent that any outstanding options or restricted stock units are exercised or settled, or new awards are issued under our incentive plans, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital through the sale of equity or convertible debt securities, and the issuance of these securities could result in further dilution to our stockholders.

MATERIAL US FEDERAL INCOME TAX CONSEQUENCES TO NON-US HOLDERS

The following is a summary of material US federal income tax consequences applicable to non-US holders (as defined below) with respect to the purchase, ownership and disposition of our common stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in US federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service, or the IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary does not address the tax considerations arising under the laws of any US state or local jurisdiction or any non-US jurisdiction or under US federal gift, generation-skipping or, except to the limited extent set forth below, estate tax laws or the potential application of the Medicare Contribution tax. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid US federal income tax;

•	persons who acquire our common stock through the exercise of employee stock options or otherwise as compensation for services;

•	partnerships or entities classified as partnerships for US federal income tax purposes or any investors in such entities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our common stock (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the US;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code (generally, for investment purposes); or

•	persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code.

If a partnership or entity classified as a partnership for US federal income tax purposes is a beneficial owner of our common stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your tax advisor with respect to the application of the US federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the US federal estate, generation-skipping or gift tax rules or under the laws of any US state or local or any non-US or other taxing jurisdiction or under any applicable tax treaty.

Non-US Holder Defined

For purposes of this discussion, you are a non-US holder if you are a beneficial owner of our common stock (other than a partnership or entity classified as a partnership for US federal income tax purposes) that for US federal income tax purposes is not:

•	an individual citizen or resident of the US;

•	a corporation or other entity taxable as a corporation for US federal income tax purposes created or organized in the US or under the laws of the US or any political subdivision thereof;

•	an estate whose income is subject to US federal income tax regardless of its source; or

•	a trust (i) whose administration is subject to the primary supervision of a US court and which has one or more US persons who have the authority to control all substantial decisions of the trust or (ii) which has a valid election in effect to be treated as a US person.

Distributions

We have not made any distributions on our common stock and do not intend to do so in the foreseeable future. However if we make distributions on our common stock, those payments will constitute dividends for US federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under US federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and thereafter will be treated as gain from the sale or other disposition of the common stock and will be treated as described below under “—Gain on Disposition of Common Stock.”

Subject to discussion below regarding backup withholding and FATCA, any dividend paid to you generally will be subject to US withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty, unless the dividends are effectively connected with your conduct of a US trade or business, as discussed below. In order to receive a reduced treaty rate, you must provide us or the relevant paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or other appropriate version of IRS Form W-8 prior to the distribution date properly certifying qualification for the reduced rate. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries.

Dividends received by you that are effectively connected with your conduct of a US trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by you in the US) generally will be subject to US federal income tax at the same graduated rates applicable to US persons, net of certain deductions and credits. In addition, if you are a corporate non-US holder, dividends you receive that are effectively connected with your conduct of a US trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Payment of effectively connected dividends that are included in your gross income generally will be exempt from withholding tax if you provide us or the relevant paying agent with an IRS Form W-8ECI or other applicable IRS Form W-8 prior to the distribution date properly certifying such exemption.

In general, non-U.S. holders will be required to periodically update their IRS Forms W-8.

If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may be able to obtain a refund of any excess amounts withheld if you timely file an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding and “FATCA,” you generally will not be required to pay US federal income tax on any gain realized upon the sale or other disposition of our common stock unless:

•	the gain is effectively connected with your conduct of a US trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by you in the US), in which case you will be required to pay tax on the net gain derived from the sale (net of certain deductions or credits) under regular graduated US federal income tax rates, and if you are a non-US holder that is a corporation, you may also be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty;

•	you are an individual who is present in the US for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met, in which case you will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by US source capital losses (even though you are not considered a resident of the US) subject to an applicable income tax treaty providing otherwise; or

•	our common stock constitutes a US real property interest by reason of our status as a “United States real property holding corporation” for US federal income tax purposes, or a USRPHC, at any time within the shorter of the five-year period preceding the disposition or your holding period for our common stock. In general, a corporation is a USRPHC if the fair market value of its US real property interests (as defined in the Internal Revenue Code and applicable Treasury regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide (US and foreign) real property interests and its other assets used or held for use in a trade or business. We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our US real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, such common stock will be treated as a US real property interest only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the five year (or shorter) period that is described above.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS the amount of any distribution paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends or of proceeds on the disposition of common stock made to you may be subject to additional information reporting and backup withholding at a current rate of 28% unless you establish an exemption, for example by properly certifying your non-US status on an IRS Form W-8BEN or Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if the relevant paying agent has actual knowledge, or reason to know, that you are a US person. Payment of the proceeds from a disposition of our common stock by a non-US holder effected through a non-US office of a non-US broker generally will not be subject to information reporting or backup withholding if the payment is not received in the US. However, information reporting, but generally not backup withholding, will apply to such a payment if the broker has certain connections with the US unless the broker has documentary evidence in its records that the beneficial owner thereof is a non-US holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax; rather, the US income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

FATCA

Legislation commonly referred to as FATCA generally imposes a 30% US withholding tax on dividends on, and the gross proceeds of a disposition of, our common stock paid to (i) a “foreign financial institution” (as specifically defined under these rules) unless such institution enters into an agreement with the US Treasury to withhold on certain payments and to collect and disclose information regarding US account holders of such institution (which may include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with US owners) or otherwise establishes an exemption and (ii) a non-financial foreign entity unless such entity provides the payor with a certification identifying the substantial direct and indirect US owners of the entity, certifies that these are none of these or otherwise establishes an exemption. The withholding obligation under FATCA with respect to dividends began July 1, 2014 and with respect to the gross proceeds from sales or other dispositions of our common stock will not begin until January 1, 2017. Under certain circumstances, a non-US holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-US holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our common stock.

U.S. Federal Estate Tax

Our common stock beneficially owned by an individual who is not a citizen or resident of the US (as defined for US federal estate tax purposes) at the time of his or her death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Each prospective investor should consult its own tax advisor regarding the particular US federal, state and local and non-US tax consequences of the purchase, ownership and disposition of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated November     , 2014, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC and Leerink Partners LLC are acting as representatives, the following respective numbers of shares of common stock:

Name	Number of Shares
Credit Suisse Securities (USA) LLC
Leerink Partners LLC
Evercore Group L.L.C
BMO Capital Markets Corp.
Wedbush Securities Inc.
Nomura Securities International, Inc.

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the option to purchase additional shares described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering may be terminated.

We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to an aggregate of $48,750,000 of additional shares at the public offering price less the underwriting discounts and commissions.

The underwriters propose to offer the shares of common stock initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a selling concession of up to $         per share. After the public offering the representatives may change the public offering price and selling concession.

The following table summarizes the compensation and estimated expenses we will pay:

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Underwriting discounts and commissions payable by us	$	$	$	$
Expenses payable by us	$	$	$	$

The representatives have informed us that they do not expect sales to accounts over which the underwriters have discretionary authority to exceed 5% of the shares of common stock being offered.

We have agreed that we will not (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position or (v) file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse Securities (USA) LLC and Leerink Partners LLC, for 90 days after the date of this prospectus supplement, subject to certain exceptions.

The restrictions in the foregoing paragraph do not apply to (i) the sale of shares of common stock to the underwriters pursuant to the underwriting agreement, (ii) the issuance by us of shares of common stock pursuant to the exercise of options outstanding on the date of this prospectus supplement, (iii) the grant of stock options, restricted stock or other equity-based compensation awards (or the issuance of common stock upon exercise thereof) to eligible participants pursuant to our employee benefit or equity incentive plans described in this prospectus supplement and (iv) the filing of a registration statement on Form S-8 with respect to the registration of securities to be offered under our employee benefit or equity incentive plans.

Our executive officers, directors and certain of our principal stockholders have agreed that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock, whether any of these transactions are to be settled by delivery of our common stock or other securities, in cash or otherwise, or publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC and Leerink Partners LLC for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions.

We have agreed to indemnify the underwriters against liabilities under the Securities Act or contribute to payments that the underwriters may be required to make in that respect. We have also agreed to reimburse the underwriters for up to $15,000 of expenses related to the review of this offering by the Financial Industry Regulatory Authority, Inc.

Our common stock is listed on The NASDAQ Global Market under the symbol “RCPT.”

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates may in the future provide financial advisory or investment banking services to us from time to time for which they expect to receive customary compensation and expense reimbursement.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The underwriters may close out any covered short position by either exercising their option to purchase additional shares and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares. If the underwriters sell more shares than could be covered by the option to purchase additional shares, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on The NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), shares of our common stock will not be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of common stock may be made to the public in that Relevant Member State at any time:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the manager for any such offer; or

(c)	in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of common stock to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the common shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive”

means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

Our common stock may not be offered or sold and will not be offered or sold to any persons in the United Kingdom other than persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses and in compliance with all applicable provisions of the Financial Services and Markets Act 2000 (FSMA) with respect to anything done in relation to our common stock in, from or otherwise involving the United Kingdom.

In addition, each underwriter:

(a)	has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company; and

(b)	has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Notice to Canadian Residents

Resale Restrictions

The distribution of our common stock in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of common stock are made. Any resale of our common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of our common stock.

Representations of Purchasers

By purchasing our common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our common stock without the benefit of a prospectus qualified under those securities laws;

•	where required by law, the purchaser is purchasing as principal and not as agent;

•	the purchaser has reviewed the text above under “Resale Restrictions;” and

•	the purchaser acknowledges and consents to the provision of specified information concerning the purchase of our common stock to the regulatory authority that by law is entitled to collect the information, including certain personal information.

Rights of Action—Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase our common stock offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the common stock, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the common stock. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for the common stock. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our common stock was offered to the purchaser and if the purchaser is shown to have purchased our common stock with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our common stock as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in our common stock in their particular circumstances and about the eligibility of our common stock for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, San Diego, California. Cooley LLP, San Diego, California is representing the underwriters in this offering.

EXPERTS

The consolidated financial statements of Receptos, Inc. appearing in Receptos, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus supplement is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus supplement, and any references to this website or any other website are inactive textual references only. Statements contained in this prospectus supplement regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement or we have otherwise filed a copy of such document with the SEC, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference. You should review the complete document to evaluate these statements.

We maintain a website at www.receptos.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement. Later information that we file with the SEC and incorporate by reference will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 6. 2014;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014 filed with the SEC on May 12, 2014, August 12, 2014 and November 4, 2014, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 14, 2014, February 4, 2014, April 14, 2014, April 28, 2014, June 5, 2014, June 9, 2014 (excluding Item 7.01 of such June 9, 2014 Current Report on Form 8-K as well as Exhibit 99.1 to such Current Report), June 24, 2014, July 29, 2014, September 15, 2014 (affirmatively incorporated by reference herein, although originally furnished and not filed) and October 27, 2014 (excluding Item 7.01 of such October 27, 2014 Current Report on Form 8-K as well as Exhibit 99.1 to such Current Report);

•	the portions of our definitive proxy statement on Schedule 14A for our 2014 annual meeting filed with the SEC on April 23, 2014 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 30, 2013, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus supplement is a part and prior to the termination of any offering of securities offered by this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus supplement, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Receptos, Inc., 10835 Road to the Cure, Suite 205, San Diego, California 92121, telephone (858) 652-5700. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. We also maintain a website at www.receptos.com. However, the information on our website is not part of this prospectus supplement, and you should not rely on such information in making your decision whether to purchase any of our securities.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Rights

We may, from time to time, offer and sell shares of common stock, preferred stock (either separately or represented by depositary shares), debt securities, warrants or rights, either separately or in units, in one or more offerings. The debt securities, preferred stock and warrants may be convertible into or exercisable or exchangeable for common or preferred stock or debt securities. The rights may be exercisable for common or preferred stock. We may offer these securities in amounts, at prices and on terms determined at the time of offering. We will specify in a prospectus supplement more specific information about any such offering.

This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

We may offer these securities independently or together in any combination for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of underwriters, dealers or agents and their compensation, if any, in the applicable prospectus supplement. In addition, selling securityholders to be named in a prospectus supplement may offer to sell our securities from time to time in one or more offerings. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement.

Our common stock is listed on The NASDAQ Global Market under the symbol “RCPT.” On July 15, 2014, the last reported sale price of our common stock on The NASDAQ Global Market was $36.67 per share.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 7 of this prospectus and any other risk factors included in any applicable prospectus supplement and in the documents we incorporate by reference in this prospectus or any applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 16, 2014.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement, any applicable free writing prospectus and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy our securities other than our securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy our securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (SEC), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (Securities Act). Under this shelf registration process, we or a selling securityholder may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we or a selling securityholder may offer. Each time we or a selling securityholder sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, any prospectus supplement and any applicable free writing prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference,” before making your investment decision.

Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “Receptos,” “the Company,” “we,” “us” and “our” refer to Receptos, Inc. and its subsidiaries on a consolidated basis. This prospectus and the accompanying prospectus supplement also contain trademarks and trade names that are the property of their respective owners.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated hereby by reference include forward-looking statements. All statements other than statements of historical facts, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect” or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. We may discuss many of these risks, uncertainties assumptions in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks, uncertainties and assumptions that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus, specifically our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the initiation, cost, timing, progress and results of our research and development activities, including preclinical and clinical studies;

•	our ability to obtain and maintain regulatory approval of RPC1063, RPC4046 and any of our other future product candidates, and any related restrictions, limitations, and/or warnings in the label of an approved product candidate;

•	our ability to obtain funding for our operations;

•	our plans to research, develop and commercialize our product candidates;

•	our ability to enter into collaboration agreements to pursue the development, regulatory approval and commercialization of our product candidates;

•	our collaboration partners’ election to pursue development and commercialization;

•	our ability, and the ability of our in-licensors, to obtain and maintain intellectual property protection for our product candidates;

•	the size and growth potential of the markets for our product candidates, and our ability to serve those markets;

•	our ability to successfully commercialize our product candidates, if approved;

•	the rate and degree of market acceptance of our product candidates, if approved;

•	our ability to develop sales and marketing capabilities, whether alone or with potential collaborators, to commercialize our product candidates, if approved;

•	regulatory developments in the US and foreign countries;

•	the performance of third parties in connection with the development of our product candidates, including third parties conducting our clinical trials as well as third-party suppliers and manufacturers;

•	the development, regulatory approval and commercial success of competing therapies;

•	our ability to retain key scientific or management personnel;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our use of cash and other resources, including the net proceeds from any offering; and

•	the accuracy of our estimates regarding expenses, future revenues, capital requirements and need for additional financing.

Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Any forward-looking statement made by us in this prospectus or any prospectus supplement speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this prospectus or any prospectus supplement to confirm these statements to actual results or revised expectations.

ABOUT RECEPTOS

We are a biopharmaceutical company focused on discovering, developing and commercializing innovative therapeutics for immune disorders. Our product candidates span three distinct specialty disease areas. Our lead asset, RPC1063, is being developed as an oral therapy for the treatment of Relapsing Multiple Sclerosis (RMS) and Inflammatory Bowel Disease (IBD). Our second asset, RPC4046, is being developed for the treatment of an allergic/immune-mediated disorder, Eosinophilic Esophagitis (EoE), which is an Orphan Disease. Our strategy is to develop best-in-class (by mechanism of action) drug candidates and selectively pursue first-in-class (based on projected timing of approval) market positions. The mechanism of action for each of our product candidates has been validated in one or more immunology indications. RPC1063 was selected for pharmaceutic properties with potential to demonstrate best-in-class differentiation in RMS. In IBD and EoE, our product candidates RPC1063 and RPC4046, respectively, have the potential to be the first in their respective classes to be approved.

RPC1063 is currently being tested in an accelerated design, randomized Phase 2/3 study called RADIANCE for the treatment of RMS. On June 9, 2014, we announced that the Phase 2 portion of RADIANCE met its primary endpoint of reduction in the cumulative number of total gadolinium enhancing (GdE) lesions (or areas of injury or disease in the brain highlighted by a contrast medium) as determined by magnetic resonance imaging (MRI) from week 12 to week 24 of study treatment. The Phase 2 portion of RADIANCE was a randomized, double-blind study assessing the efficacy, safety and tolerability of two orally administered doses (0.5mg and 1.0mg) of RPC1063 against placebo in 258 patients with RMS across 77 sites in 13 countries. Patients on RPC1063 experienced a statistically significant reduction in GdE lesions of 86% at both the 0.5mg and 1.0mg doses compared to patients on placebo, with p-values of less than 0.0001 for each dose group compared to placebo. Results from the Phase 2 portion of RADIANCE relative to secondary endpoints measuring effects on other MRI parameters were also positive and statistically significant, with p values of less than 0.0001 for each dose group compared to placebo. Although the Phase 2 portion of RADIANCE was not powered to detect a statistically significant difference between RPC1063 treatment arms and placebo on annualized relapse rate (ARR), there was a favorable trend for both RPC1063 dose groups. We believe that safety and tolerability data from the Phase 2 portion of RADIANCE provide support for a differentiated, potential best-in-class profile, including (i) an overall adverse event profile which appeared relatively similar between the RPC1063 dose groups and placebo with no concerning safety signals for patients receiving RPC1063; (ii) first dose changes in heart rate in patients receiving RPC1063 that were generally modest (maximum mean reduction of less than two beats per minute compared to baseline) with no patients dropping below 45 beats per minute during the first six hours after administration, which is consistent with the findings of our earlier Phase 1 thorough QT/QTc (TQT) study; and (iii) rates of liver transaminase elevations observed in patients receiving RPC1063 that were low relative to agents with similar mechanisms of action on the market or in clinical development, and supportive of a favorable hepatic safety profile.

We initiated the Phase 3 portion of RADIANCE in December 2013 and continue to enroll patients. Our accelerated Phase 2/3 design for RADIANCE allowed us to eliminate a potentially lengthy period of time between completing enrollment for the Phase 2 portion and initiating enrollment for the Phase 3 portion. The Phase 3 portion of RADIANCE, which is targeted to enroll up to 1,200 patients, is a randomized, double-blind, double-dummy comparison of RPC1063 to an active control in patients with RMS. Patients are receiving one of two oral daily doses of RPC1063 (0.5 mg or 1.0 mg) or a weekly injection of interferon beta-1a (Avonex® 30 µg), and the primary objective is to assess whether RPC1063 is superior to Avonex® in reducing ARR at the end of month 24 of treatment in patients with RMS. We have obtained Special Protocol Assessment (SPA) agreement from the US Food and Drug Administration (FDA) on our clinical trial design for the Phase 3 portion of RADIANCE as well as a second planned RMS Phase 3 study.

RPC1063 is also being tested in a randomized Phase 2 study called TOUCHSTONE for the treatment of Ulcerative Colitis (UC), a gastrointestinal (GI) disease affecting a well-defined subset of IBD patients. The primary objective of the trial is to demonstrate superior clinical efficacy of RPC1063 compared to placebo for the induction of clinical remission in patients with moderately to severely active UC after eight weeks of treatment.

The completion of enrollment is expected in July 2014, and top-line results relating to the proportion of patients in clinical remission at week eight are anticipated in the fourth quarter of 2014. Top-line results with respect to a comparison of the efficacy of RPC1063 versus placebo at weeks eight and 32 of treatment (as measured by clinical response, clinical remission and mucosal healing) as well as a comparison of the overall safety and tolerability of RPC1063 versus placebo for the duration of TOUCHSTONE, which are secondary objectives for the trial, are expected in the second half of 2015. The FDA has indicated that if the results of the study are statistically and clinically persuasive, TOUCHSTONE could be considered as a Phase3 study for RPC1063 in UC and the balance of our registration program could be supported by a single additional Phase 3 induction of clinical remission efficacy study accompanied by a Phase 3 maintenance of clinical remission study. However, we have not requested an SPA with respect to TOUCHSTONE, and the FDA could change its view even if the study achieves statistically and clinically persuasive results.

RPC1063 impacts the immune system by modulating an important G protein-coupled receptor (GPCR) known as the sphingosine 1-phosphate 1 receptor (S1P1R), a member of the sphingosine 1-phosphate receptor (S1PR) family of receptors. GPCRs are membrane protein receptors involved in a broad range of biological processes and diseases. S1P1R modulation causes selective and reversible retention, or sequestration, of circulating white blood cells (lymphocytes) in peripheral lymphoid tissue (such as the lymph nodes) and in the thymus. The sequestration of lymphocytes is achieved by modulating cell migration patterns (known as “lymphocyte trafficking”), specifically preventing self-targeting, or autoreactive, lymphocyte migration to areas of disease inflammation, which is a major contributor to autoimmune disease.

The first oral immune-targeting agent approved for RMS was Novartis’ Gilenya® (fingolimod), a non-selective S1PR modulator launched in 2010. Achieving worldwide sales of approximately $1.9 billion in 2013, the success of Gilenya® highlights the unmet need in the RMS market for efficacious, orally administered therapies. RPC1063 was discovered by our scientific founders and advanced by members of our management team for development based on key pharmaceutic properties that have the potential for clinically meaningful improved safety features as compared to those of Gilenya®.

In addition to RMS, we believe that S1P1R modulation of lymphocyte trafficking may have utility in other immune disorders. An increasing body of both preclinical and clinical evidence provides a strong rationale for this mechanistic approach in IBD, and lymphocyte trafficking agents have been shown to be effective in IBD treatment. For example, Tysabri® has been approved by the FDA for the treatment of Crohn’s Disease (CD), one form of IBD. In addition, in May 2014, Entyvio™ (vedolizumab), which inhibits trafficking of lymphocyte populations similar to those targeted by S1P1R modulators, was approved by the FDA for the treatment of moderately to severely active UC and CD. Given the lack of disease-modifying oral therapeutics in late-stage development for IBD, we believe RPC1063 could potentially represent the best orally administered therapy for IBD and effect a paradigm shift in IBD treatment similar to the impact on RMS treatment dynamics caused by the market entry of Gilenya®.

Our second asset, RPC4046 for the treatment of EoE, builds upon our core competencies in immunology and GI diseases. In-licensed from AbbVie Bahamas Ltd. and AbbVie Inc., RPC4046 is a monoclonal antibody directed against the interleukin-13 (IL-13) target, which has been validated in Asthma, a predominantly allergic/immune-mediated disorder. EoE is an Orphan-designated GI disease of high unmet need with no current FDA-approved therapy. As part of our development program for RPC4046 in EoE, we held a pre-Investigational New Drug application (IND) meeting with the FDA in the fourth quarter of 2013 in which the FDA was in general agreement with the design of our Phase 2 study and nonclinical program. We submitted a new IND in the first quarter of 2014 and plan to begin enrollment of a randomized Phase 2 trial in the second half of 2014. If the trial is initiated as planned, we anticipate that top-line results from the Phase 2 trial would be available in the first half of 2016.

We utilize our proprietary GPCR structure-based drug design technology platform in discovery research to identify potential best-in-class product candidates directed to high-value GPCR targets. Structure-based drug design is a technique by which the three-dimensional structure of a protein receptor is identified and utilized in drug discovery research to design potential drug candidates to the specific requirements of the receptor. Our technology platform augments our expertise in GPCR biology. Our research includes a preclinical program developing oral, small molecule, positive allosteric modulators (PAMs) of the glucagon-like peptide-1 receptor (GLP-1R) for the treatment of Type 2 Diabetes. Allosteric modulators bind the protein receptor at a site distinct from the receptor’s natural binding partner (ligand), and positive allosteric modulators of the GLP-1R enhance the activity between the GLP-1R and its natural binding partner. We plan to conduct IND-enabling studies for this program in 2014. We have previously entered into several collaborative, cash-flow positive arrangements to leverage our proprietary GPCR structure-based drug design technology platform, including one ongoing technology transfer program.

We retain full development and commercial rights to RPC1063. We may seek a development and commercial partner for RPC1063 to offset risk and preserve capital, although we intend to retain key development and commercialization rights. We believe retaining this strategic flexibility will help us to maximize stockholder value. If we are successful in developing RPC1063 and/or RPC4046, we may elect to build a targeted specialty sales force.

We were incorporated in the State of Delaware in 2008 under the name “Receptor Pharmaceuticals, Inc.” and changed our name to Receptos, Inc. in 2009. Our principal executive offices are located at 10835 Road to the Cure, Suite 205, San Diego, California 92121, and our telephone number is: (858) 652-5700. Our website address is www.receptos.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus. The prospectus supplement relating to a particular offering may contain a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider any specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus or the prospectus supplement. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment. Furthermore, additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also affect our operations.

USE OF PROCEEDS

Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, and future acquisitions and strategic investment opportunities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. Additional information on the use of net proceeds from any sale of securities offered under this prospectus may be set forth in the prospectus supplement relating to a specific offering. Pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities. We will not receive any proceeds from sales by selling securityholders.

DILUTION

If there is a material dilution of the purchasers’ equity interest from the sale of common stock offered under this prospectus, we will set forth in a prospectus supplement related to such offering the following information regarding any such material dilution of the equity interests of purchasers purchasing common stock in an offering under this prospectus:

•	the net tangible book value per share of our common stock before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preference security dividends for each of the periods presented. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Year ended December 31,			Three months ended March 31, 2014
	2011	2012	2013
Ratio of earnings to fixed charges	N/A	N/A	N/A	N/A
Ratio of earnings to combined fixed charges and preference security dividends	N/A	N/A	N/A	N/A

We did not record earnings for the periods indicated in the table above. Accordingly, our earnings were insufficient to cover fixed charges and preference security dividends for such periods and we are unable to disclose a ratio of earnings to fixed charges or a ratio of earnings to combined fixed charges and preference security dividends for such periods. Our earnings were insufficient to cover fixed charges by $6.1 million, $17.7 million and $48.3 million for the years ended December 31, 2011, 2012 and 2013, respectively, and by $21.5 million for the three months ended March 31, 2014. All shares of Series A convertible preferred stock and Series B convertible preferred stock that existed prior to our initial public offering in May 2013 were converted into shares of common stock in connection with our initial public offering. As of the date hereof, no shares of preferred stock are outstanding.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we or any selling securityholder may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our common stock and preferred stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws. For more detailed information, please see our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

Our authorized capital stock consists of 210,000,000 shares, with a par value of $0.001 per share, of which:

•	200,000,000 shares are designated as common stock; and

•	10,000,000 shares are designated as preferred stock.

As of June 30, 2014, we had outstanding 27,275,996 shares of common stock held of record by approximately 70 stockholders, and no shares of preferred stock outstanding. In addition, as of June 30, 2014, 1,975,673 shares of our common stock were subject to outstanding options and an additional 7,445 shares of common stock were subject to outstanding restricted stock units. As of the date hereof, there are no outstanding warrants to purchase common stock.

Common Stock

Pursuant to our amended and restated certificate of incorporation, the holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. This amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to the rights, if any, of the holders of any outstanding series of preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth. Upon our liquidation, dissolution or winding-up, subject to the rights, if any, of the holders of our preferred stock, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series without stockholder approval. Each such series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as is determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Third Amended and Restated Investors’ Rights Agreement

Holders of certain shares of our common stock that were issued upon the conversion of our Series A convertible preferred stock and our Series B convertible preferred stock in connection with our initial public offering in May 2013, or other shares of common stock held by the holders or their transferees, are entitled to the rights described below with respect to registration of the resale of such shares under the Securities Act pursuant to the third amended and restated investors’ rights agreement by and among us and certain of our stockholders dated February 3, 2012.

Registration of shares of common stock in response to the exercise of the following rights would result in the holders being able to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We generally must pay all expenses, other than underwriting discounts and commissions, related to any registration effected pursuant to the exercise of these registration rights.

The registration rights terminate upon the earlier of the fifth anniversary of our initial public offering (which occurred in May 2013), the occurrence of a deemed liquidation event, or with respect to the registration rights of an individual holder, when such holder can sell all of such holder’s registrable securities in any 90-day period without registration, in compliance with Rule 144 of the Securities Act.

Demand registration rights—If the holders of not less than 60% of the outstanding registrable securities request in writing that we file a Form S-1 registration statement with respect to the registrable securities then outstanding, we may be required to register their shares, subject to certain exceptions. We are only obligated to effect two such registrations in response to these demand registration rights of the holders of registrable securities. Depending on certain conditions, however, we may defer such registration for up to 45 days. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons.

Piggyback registration rights—If at any time we propose to register any shares of our common stock under the Securities Act, subject to certain exceptions, the holders of registrable securities will be entitled to notice of the registration and to include their share of registrable securities in the registration. The underwriters of any underwritten offering have the right to limit the number of shares registered by these holders for marketing reasons, subject to certain limitations.

Form S-3 registration rights—The holders of outstanding registrable securities may request in writing that we effect a registration on Form S-3 under the Securities Act when the proposed aggregate offering price of the shares to be registered by the holders requesting registration is at least $2,000,000, subject to certain exceptions. We are only obligated to effect two such registrations in any 12-month period in response to these Form S-3 registration rights.

Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and Bylaws

Certain provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging such proposals, including proposals that are priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could result in an improvement of their terms.

Certificate of Incorporation and Bylaws—Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

•	divide our board of directors into three classes, each serving staggered, three-year terms;

•	authorize the board of directors to issue, without further action by the stockholders, up to 10,000,000 shares of undesignated preferred stock;

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of our stockholders can be called only by the board of directors, the chairman of the board, or the chief executive officer;

•	establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors;

•	provide that directors may be removed only for cause;

•	establish the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain derivative actions or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty, any action asserting a claim against us arising pursuant to the Delaware General Corporation Law (DGCL), or any action asserting a claim governed by the internal affairs doctrine;

•	require the affirmative vote of holders of at least 66 2/3% of the total votes eligible to be cast in the election of directors to amend, alter, change or repeal our bylaws; and

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum.

Delaware anti-takeover statute—We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, (i) a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the “interested stockholder,” and (ii) an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

The provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “RCPT.”

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. These debt securities that we may issue include senior debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•	the title and authorized denominations of those debt securities;

•	any limit on the aggregate principal amount of that series of debt securities;

•	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

•	interest rates, and the dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	the period or periods within which, the price or prices at which, the currency or currencies in which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

•	our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether those debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether any securities of that series are to be issued in whole or in part the form of one or more global securities and the depositary for those global securities;

•	if other than United States dollars, the currency or currencies in which payment of principal of or any premium or interest on those debt securities will be payable;

•	if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	the nature and terms of any security for any secured debt securities;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless the successor corporation or person to which our assets are transferred or leased is organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

•	failure to pay interest for 30 days after the date payment is due and payable;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

•	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization relating to us; or

•	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

•	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service or a change in U.S. federal income tax law occurring after the date of the indenture.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

•	evidence the assumption by a successor entity of our obligations;

•	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

•	add any additional events of default;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	secure any debt securities;

•	establish the forms or terms of debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

•	modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

•	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

•	change the currency in which the principal, and any premium or interest, is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

•	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and will be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for the registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security in proportion to the series represented by a bearer global security.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future director, officer, stockholder or employee of ours, any of our affiliates or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the relevant deposit agreement and the depositary receipts with respect to the depositary shares relating to any particular series of preferred stock. You should read these documents as they, and not this description, will define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC in connection with the offering of depositary shares.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange, Redemption and Liquidation

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement, or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound-up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, depositary shares or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement, which may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, preferred stock, common stock or depositary shares purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock, common stock or depositary shares will be separately transferable;

•	the price at which each share of debt securities, preferred stock, common stock or depositary shares purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock or preferred stock. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the stockholders entitled to the rights distribution;

•	the title and aggregate number of shares of common stock or preferred stock purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	the date, if any, on and after which the rights will be separately transferable;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or preferred stock at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or preferred stock purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and any selling securityholders may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The prospectus supplement accompanying any offering will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us (if any) from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us or any selling securityholder in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries or any selling securityholder in the ordinary course of business.

Any selling securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of securities being offered by this prospectus.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we or any selling securityholder pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us or any selling securityholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities may or may not be listed on a national securities exchange. In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

LEGAL MATTERS

The validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, San Diego, California.

EXPERTS

The consolidated financial statements of Receptos, Inc. appearing in Receptos, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only. Statements contained in this prospectus or any prospectus supplement regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference.

INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC and incorporate by reference will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus or any prospectus supplement, and will be considered to be a part of this prospectus or such prospectus supplement from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•	our Current Reports on Form 8-K filed January 14, 2014, February 4, 2014, April 14, 2014, April 28, 2014, June 5, 2014, June 9, 2014 (excluding Item 7.01 of such June 9, 2014 Current Report on Form 8-K as well as Exhibit 99.1 to such Current Report), and June 24, 2014; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed on April 30, 2013.

We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any or all of the documents incorporated by reference but not delivered with this prospectus, at no cost, by writing or telephoning us at the following address and number: Investor Relations, Receptos, Inc., 10835 Road to the Cure, Suite 205, San Diego, California 92121, telephone (858) 652-5700. We will not, however, send exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. We also maintain a website at www.receptos.com. However, the information on our website is not part of this prospectus, and you should not rely on such information in making your decision whether to purchase any of our securities.